UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2013

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 7, 2013, ECOtality, Inc., a Nevada corporation (the “Registrant”), announced that it had entered into an Limited Liability Company Operating Agreement (“Operating Agreement”) with ChargePoint, Inc., a Delaware corporation (“ChargePoint”).

Pursuant to the Operating Agreement, the Registrant and ChargePoint have established Collaboratev, LLC, a Delaware limited liability company (the “JV Company”) a joint venture entity owned 50% by Registrant and 50% by ChargePoint.

The purpose of the JV Company is to (a) provide electric vehicle drivers with easy access to participating charging stations using common authentication credentials, (b) enable single billing for all charging usage, (c) accurately provide aggregated electric vehicle charging station location data, and (d) utilize open national interoperability standards to allow financial billing reconciliation services among electric vehicle charging networks.

Pursuant to the Operating Agreement, the Registrant and ChargePoint will jointly manage the JV Company and each party has the right to appoint two of the four representatives of the JV Company. A positive vote of both members of the JV Company is required to approve certain significant and material matters for the JV Company, including annual operating plans and budgets. The Registrant is the reporting member of the JV Company and will maintain the books and records of the JV Company.

A copy of the joint press release issued by the Registrant and ChargePoint on March 7, 2013 in connection with the JV Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release, dated March 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ H. Ravi Brar	President and CEO	March 8, 2013
H. Ravi Brar

/s/ Susie Herrmann	Chief Financial Officer	March 8, 2013
Susie Herrmann

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release, dated March 7, 2013